Exhibit 99.1

Cover-All Technologies Inc. 412 Mt. Kemble Avenue, Suite 110C Morristown, NJ 07960 Tel: 973.461.5200	FOR IMMEDIATE RELEASE

Cover-All Announces First Quarter 2014 Results

Strong Growth in Services Revenue, Improved Gross Margins

MORRISTOWN, NEW JERSEY (May 15, 2014) – Cover-All Technologies Inc. (NYSE MKT: COVR) today announced financial results for the quarter ended March 31, 2014.

“We are pleased to report solid financial results driven by growth in services revenue and improvements in gross margins for support and services revenue,” said Manish Shah, CEO and President of Cover-All. “We are focusing on executing services backlogs, further improving gross margins and extending our sales and marketing efforts to boost organic growth while we look for accretive and strategic acquisition targets.”

Mr. Shah continued: “Historically, license revenues vary quarter-to-quarter and, as a result, we do not use it as a measure for growth by comparing it against previous quarters. Our services and support revenue grew 83% and 5%, respectively, this quarter compared to the same period in 2013.

“The cost saving initiatives implemented in 2013 resulted in improved margins, operating profitability and free cash flow. Gross margins for services and support revenue were 36% this quarter compared to 3% for the same period in 2013.

“We are extending our sales and marketing reach to grow organically and continue to see demand for our core systems and data analytics in the US P/C insurance industry. To support our organic growth strategies, we believe there are opportunities for accretive acquisitions. We are seeking acquisitions that create enterprise-wide solutions, develop cloud, mobile, and analytic products, and complement our business processing services.”

FINANCIAL HIGHLIGHTS FOR THE THREE MONTHS ENDED MARCH 31, 2014

Revenue

•

Total revenues for the three months ended March 31, 2014 were $5.2 million compared to $6.9 million for the same period in 2013.

•

License revenue for the three months ended March 31, 2014 was $808,000 compared to $3.6 million for the same period in 2013.

•

Support Services revenue (which represents contracted continuing revenue) was $2.1 million for the three months ended March 31, 2014 compared to $2.0 million in the same period in 2013.

•

Professional Services revenue for the three months ended March 31, 2014 was $2.3 million compared to $1.2 million for the same period in 2013.

Profitability

•

Operating income for the three months ended March 31, 2014 was $531,000 compared to $803,000 in the comparable period in 2013.

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Net income for the three months ended March 31, 2014 was $434,000, or $0.02 per basic and diluted share, compared to $705,000, or $0.03 per basic and diluted share, in the same period of 2013.

Non-GAAP* Profitability

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Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP metric, for the three months ended March 31, 2014 was $1.0 million, or $0.04 per basic and diluted share, compared to $2.0 million, or $0.08 per basic and diluted share, in the same period of 2013.

Balance Sheet

•

As of March 31, 2014, the Company had $2.2 million in cash and cash equivalents and $1.8 million in accounts receivable. Stockholders’ equity was $11.4 million as of March 31, 2014 compared to $10.9 million as of December 31, 2013.

WEBCAST AND CONFERENCE CALL INFORMATION

Management will conduct a live teleconference to discuss its 2014 first quarter financial results at 4:30 p.m. EDT on Thursday, May 15, 2014. Anyone interested in participating should call 1-877-941-2069 if calling from the United States, or 1-480-629-9713 if dialing internationally. A replay will be available until May 29, 2014, which can be accessed by dialing 1-877-870-5176 within the United States and 1-858-384-5517 if dialing internationally. Please use passcode 4682684 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.cover-all.com or by visiting http://public.viavid.com/index.php?id=109172.

FORWARD-LOOKING STATEMENTS

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful implementation of our acquisition strategies and our ability to complete or integrate acquisitions, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control. Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 28, 2014, copies of which are available from the SEC or may be obtained upon request from the Company.

*ABOUT NON-GAAP FINANCIAL MEASURES

In evaluating its business, Cover-All considers and uses EBITDA as a supplemental measure of its operating performance. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. The Company presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term EBITDA is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”) and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Cover-All, limiting their usefulness as comparative tools. Cover-All compensates for these limitations by relying on its U.S. GAAP results and using EBITDA only supplementally.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All provides property and casualty insurance professionals a robust state-of-the-art, browser-based family of Policy, Business Intelligence, and Claims solutions designed to deliver products to market faster, enhance quality, ensure compliance, and reduce costs. With offices in Morristown, NJ and Honolulu, HI, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way property and casualty insurance business is conducted. Additional information is available online at www.cover-all.com.

Cover-All®, My Insurance Center™ (MIC) NexGen, Insurance Policy Database™ (IPD) and PipelineClaims™ are trademarks or registered trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Contact

Ann Massey

Chief Financial Officer

(973) 461-5190

amassey@cover-all.com

Cover-All Technologies Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,
	2014	2013
Revenues:
Licenses	$807,599	$3,623,249
Support Services	2,129,663	2,022,963
Professional Services	2,270,288	1,239,621
Total Revenues	5,207,550	6,885,833
Cost of Revenues:
Licenses	—	360,000
Support Services	1,685,454	2,677,850
Professional Services	1,110,657	677,281
Total Cost of Revenues	2,796,111	3,715,131
Direct Margin	2,411,439	3,170,702
Operating Expenses:
Sales and Marketing	478,358	648,053
General and Administrative	733,797	577,029
Amortization of Capitalized Software	372,638	1,092,107
Research and Development	295,437	51,010
Total Operating Expenses	1,880,230	2,368,199
Operating Income	531,209	802,503
Other (Income) Expense:
Interest Expense	93,672	92,511
Interest Income	—	—
Other Income	—	—
Total Other (Income) Expense	93,672	92,511
Income Before Income Taxes	437,537	709,992
Income Taxes Expense	3,688	4,666
Net Income	$433,849	$705,326
Basic Earnings Per Common Share	$0.02	$0.03
Diluted Earnings Per Common Share	$0.02	$0.03
Weighted Average Number of Common Shares Outstanding for Basic Earnings Per Common Share	26,543,000	26,029,000
Weighted Average Number of Common Shares Outstanding for Diluted Earnings Per Common Share	26,555,000	26,201,000

Cover-All Technologies Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets:
Current Assets:
Cash and Cash Equivalents	$2,171,355	$1,848,571
Accounts Receivable (Less Allowance for Doubtful Accounts of $25,000)	1,838,322	2,604,489
Prepaid Expenses	623,453	491,905
Deferred Tax Asset	850,500	850,500
Total Current Assets	5,483,630	5,795,465
Property and Equipment – Net	634,656	708,590
Goodwill	1,039,114	1,039,114
Capitalized Software (Less Accumulated Amortization of $22,677,829 and $22,305,191 in 2014 and 2013, respectively)	7,591,945	7,964,583
Customer Lists/Relationships (Less Accumulated Amortization of $356,500 and $341,333 in 2014 and 2013, respectively)	45,500	60,667
Deferred Tax Asset	2,674,928	2,674,928
Deferred Financing Costs (Net Amortization of $43,667 and $36,082 in 2014 and 2013, respectively)	48,616	56,201
Other Assets	328,000	424,522
Total Assets	$17,846,389	$18,724,070

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts Payable	$953,612	$1,059,238
Accrued Expenses	631,221	1,412,400
Deferred Charges	219,679	231,051
Current Portion of Capital Lease	115,862	114,640
Unearned Revenue	2,493,208	2,997,455
Total Current Liabilities	4,413,582	5,814,784

Long-Term Liabilities:
Long-Term Debt	1,687,813	1,639,109
Long-Term Portion of Capital Lease	323,711	353,139
Total Long-Term Liabilities	2,011,524	1,992,248
Total Liabilities	6,425,106	7,807,032
Commitments and Contingencies	—	—

Stockholders’ Equity: Common Stock ($0.01 Par Value, Authorized 75,000,000 Shares; 26,638,477 and 26,402,227 Shares Issued and Outstanding in 2014 and 2013, respectively)	266,385	264,022
Additional Paid-In Capital	32,742,407	32,674,374
Accumulated Deficit	(21,587,509)	(22,021,358)
Total Stockholders’ Equity	11,421,283	10,917,038
Total Liabilities and Stockholders’ Equity	$17,846,389	$18,724,070

Cover-All Technologies Inc. and Subsidiaries

RECONCILIATION of U.S. GAAP NET INCOME to EBITDA

(UNAUDITED)

	Three months ended March 31,
	2014	2013

Net Income	$433,849	$705,326

Interest (Income) Expense, Net	93,672	92,511
Income Tax Expense	3,688	4,666
Depreciation	81,829	61,838
Amortization:
Amortization of Capitalized Software	372,638	1,092,107
Amortization of Customer Lists/Relationships	15,167	33,500
Amortization of Deferred Financing Costs	7,585	6,746
Total Amortization	$395,390	$1,132,353

EBITDA	$1,008,428	$1,996,694

EBITDA per Common Share:
Basic	$0.04	$0.08
Diluted	$0.04	$0.08